UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)  MARCH 16, 2007
NORTEL NETWORKS CORPORATION

(Exact name of registrant as specified in its charter)

CANADA	001-07260	NOT APPLICABLE

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

195 THE WEST MALL, TORONTO, ONTARIO, CANADA	M9C 5K1

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code  905-863-7000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
On March 16, 2007, Nortel Networks Corporation (the “Company”) issued a press release concerning its financial results for the fourth quarter of 2006 and for the full year 2006. Such press release is attached hereto as Exhibit 99.1 and furnished in accordance with Item 2.02 of Form 8-K.
Item 4.02 Non-reliance on previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
In connection with the restatement of the Company’s and Nortel Networks Limited’s (“NNL”) financial statements for the fiscal years 2004, 2005 and the first nine months of 2006, and the audit of the Company’s and NNL’s consolidated financial statements as of December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006 (the “Audited Financial Statements”) on March 15, 2007, the Company’s and NNL’s independent registered chartered accountants, Deloitte & Touche LLP (“Deloitte”), advised the Company’s and NNL’s Audit Committees, upon providing their audit reports in connection with the Audited Financial Statements (which reports are included in the Company’s and NNL’s Annual Reports on Form 10-K for the year ended December 31, 2006 filed with the SEC on March 16, 2007), that they would withdraw their previous audit reports dated April 28, 2006 regarding the consolidated financial statements of the Company and NNL as of December 31, 2005 and for the years ended December 31, 2005 and 2004. As a consequence, upon filing the financial statements on March 16, 2007, the previously filed financial statements of the Company and NNL for such periods, including corresponding interim financial statements, and the auditors’ April 28, 2006 reports, should not be relied upon.
Item 8.01 Other Events
Material Weaknesses
As reported in the Company’s 2006 Annual Report on Form 10-K (“2006 Form 10-K”), management has implemented remedial measures and other actions to significantly improve Nortel’s internal control over financial reporting, which individually and in the aggregate addressed most of the internal control issues in the previously reported five material weaknesses. As at December 31, 2006, management has concluded that these measures resulted in the elimination of the five material weaknesses, with the exception of the deficiencies that comprise the revenue related material weakness as at December 31, 2006. See Item 9A in the 2006 Form 10-K for further information.
Restatement Completed
The restatement of certain prior periods announced on March 1, 2007 has been completed and is reflected in the 2006 Form 10-K. The restatement includes revisions to the Company’s previously reported 2006 nine month results resulting in increases in revenues and improvements in net earnings of approximately $15 million and $8 million, respectively, as well as revisions to its previously reported 2005 and 2004 financial results reflecting reductions in revenue of approximately $14 million and $38 million and increases in net loss of approximately $35 million and $40 million, respectively. With respect to financial results prior to 2004, the restatement includes cumulative reductions in revenues and earnings of approximately $28 million and $2 million, respectively.
Global Class Action Settlement
As previously announced, the Company signed a definitive agreement with the lead plaintiffs and Canadian plaintiffs with respect to most pending and proposed shareholder class actions commenced against the Company and certain other individuals. Also as previously announced, the settlement remains conditioned on receipt of all court, securities regulatory and stock exchange approvals. Nortel now anticipates that these conditions will be satisfied shortly, resulting in an effective date as early as March [20], 2007 for the finalization of the settlement. On or about this date, it is anticipated that approximately 4 percent of the total 62,866,775 Nortel Networks Corporation settlement shares will be issued to plaintiffs’ counsel in accordance with the terms of the settlement, and be freely tradable, with the remainder of the shares expected to be issued, and be freely tradable, in the second half of 2007.

Item 9.01 Financial Statements and Exhibits
(c) Exhibits
99.1	Press Release issued by the Company on March 16, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEL NETWORKS CORPORATION
By:	/s/ Gordon A. Davies
Gordon A. Davies
General Counsel — Corporate and Corporate Secretary

By:	/s/ Anna Ventresca
Anna Ventresca
Assistant Secretary

Dated: March 16, 2007

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by the Company on March 16, 2007.